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                                                                    EXHIBIT 99.1
                                                                    ------------

                                                           FOR IMMEDIATE RELEASE

Contact:    Gerald D. Stethem
            Chief Financial Officer
            (216) 514-3350
            Internet:  http://www.ncshealth.com
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                     NCS HEALTHCARE COMPLETES ACQUISITION OF
                   WALGREEN'S LONG-TERM CARE PHARMACY BUSINESS


Cleveland, Ohio (June 9, 1998)--NCS HealthCare, Inc. (Nasdaq:NCSS) today announced that it has completed its acquisition of the long-term care pharmacy assets of Walgreen Co. (NYSE:WAG).

The business, which was based in Deerfield, Illinois, provides institutional pharmacy and ancillary services to over 20,000 long-term care residents in Arizona, Iowa, Minnesota, New Mexico, Nebraska, Tennessee, Texas and Wisconsin. Annualized revenues are approximately $40 million. Terms of the transaction were not disclosed.

NCS HealthCare, Inc. is a leading independent provider of pharmacy and related services to long-term care and acute care facilities, including skilled nursing centers, assisted living facilities and hospitals. NCS currently serves over 245,000 residents of long-term care facilities in thirty-four states and manages hospital pharmacies in nineteen states.

Except for the historical financial information contained in this press release, certain statements in this release are forward looking statements. Factors that may cause actual results to differ materially from those in the forward looking statements include the availability and cost of attractive acquisition candidates, continuation of various trends in the long-term care market, competition among providers of long-term care pharmacy services and other risks and uncertainties described in the Company's SEC reports.